Exhibit 99.1

CENTERSTATE BANKS, INC.

COMPENSATION COMMITTEE CHARTER

COMMITTEE’S PURPOSE

The Compensation Committee (the “Committee”) is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. The Committee is also responsible for producing a report on executive compensation and a compensation discussion and analysis for inclusion in the Company’s proxy statement.

COMMITTEE MEMBERSHIP

The Committee shall consist of no fewer than three members. The members of the Committee shall (a) meet the independence requirements adopted by the Board of Directors with reference to the requirements of the NASDAQ Listing Rules and rule 10C-1(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), (b) qualify as “outside directors” within the meaning of section 162(m) of the Internal Revenue Code of 1986, and (c) qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act.

The members of the Committee shall be directors of the Company and shall be appointed by the Board of Directors. Committee members shall serve for a period of one year unless a member resigns or is replaced by the Board of Directors and their successor appointed. Committee members may be removed by a majority vote of the full Board.

MEETINGS

The Committee shall meet as often as necessary to carry out its responsibilities. Meetings can be called by any member of the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

1.

Outside Advisors. The Committee shall have the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities as set forth in this Charter. The Committee shall set the compensation, and oversee the work, of the compensation consultant. The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of outside legal counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of its outside legal counsel and other advisors. The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to its compensation consultants, outside legal counsel and any other advisors. However, the Committee shall not be required to implement or act consistently with the advice or recommendations of its compensation consultant, legal counsel or other advisor to the Committee, and the authority granted in this

Charter shall not affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties under this Charter. In retaining or seeking advice from compensation consultants, outside counsel and other advisors, the Committee shall take into consideration the factors specified in the NASDAQ Listing Rules. The Committee may retain, or receive advice from, any compensation advisor it prefers, including ones that are not independent, after considering the factors specified in the NASDAQ Listing Rules. The Committee is not required to assess the independence of any compensation consultant or other advisor that acts in a role limited to consulting on any broad-based plan that does not discriminate in scope, terms or operation in favor of executive officers or directors and that is generally available to all salaried employees or providing information that is not customized for a particular company or that is customized based on parameters that are not developed by the consultant or advisor, and about which the consultant or advisor does not provide advice. The Committee shall evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K.

2.	Chairman and/or the Chief Executive Officer. The Committee shall set corporate goals and objectives relevant to the Chairman’s and/or the Chief Executive Officer’s (CEO”) compensation. In determining the long-term incentive component of the Chairman and/or the CEO compensation, the Committee should consider the Company’s performance and relative stockholder return, satisfaction of all applicable legal and regulatory requirements, the value of similar incentive awards to chairmen and/or the chief executive officers at comparable companies, and the awards given to the Company’s Chairman and/or the CEO in past years. The Committee shall annually review and evaluate the Chairman’s and/or the CEO’s performance in light of those goals and objectives. The Committee shall have the sole authority to approve, amend or terminate these goals and objectives for the Chairman and/or the CEO of the Company and to determine all compensation levels based on this evaluation, including the following: (a) annual base salary level, (b) annual incentive opportunity level, (c) long-term incentive opportunity level, (d) employment agreements or severance arrangements, and (e) any special or supplemental benefits except as provide in Paragraph 6 of this Charter. In evaluating and determining CEO compensation, the Committee shall consider the results of the most recent shareholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act. The CEO cannot be present during any voting or deliberations by the Committee on the CEO’s compensation.

3.	Compensation Discussion and Analysis. The Committee shall review, discuss with management and approve, a report on executive compensation and a compensation discussion and analysis (“CD&A”) for inclusion in the Company’s proxy statement and annual report on Form 10-K that has been prepared by the Corporate CFO. The Committee shall recommend to the full board that the CD&A be included in the proxy statement or shall disclose to the full board the reasons that it cannot make such a recommendation.

4.	Competitive Compensation Position. The Committee shall annually review market data to assess the Company’s competitive position for each component of executive compensation (especially base salary, annual incentives, long-term incentives, and supplemental executive benefit programs) by reviewing market data for appropriate peer companies.

5.	SEO’s Compensation. The Committee shall annually review and approve all compensation, including the base salary, short-term incentive compensation, and long term incentive compensation for the Company’s SEO’s (Proxy Officer’s), after having received recommendations from the Company’s CEO. In performing the foregoing, the Committee shall consider the results of the most recent Say on Pay Vote.

6.	Senior Management Team. The Committee shall review the base salary, short-term incentive compensation for the top 25 non-commissioned Senior Manager’s for the company on an annual basis.

7.	Bank Employee Salaries. The Committee shall review and approve the targeted salary increase for all non-officer Bank employees on an annual basis after having received a recommendation from the Company’s CEO.

8.	Compensation Philosophy and Peer Group. The Committee shall review and provide oversight of the Company’s compensation philosophy and composition of the peer group used for market comparison.

9.	Incentive Compensation Plan. The Committee shall review and monitor the performance, and regularly review the design and function, of incentive compensation arrangements for (a) SEO’s; (b) Senior Management Team; (c) Officers, including non-executive employees, whose activities may expose the Company to material amounts of risk; and (d) groups of employees who are subject to the same or similar incentive compensation arrangements and who, in the aggregate, may expose the Company to material amounts of risk, even if no individual employee is likely to expose the Company to material risk. In performing the foregoing, the Committee shall consider the results of the most recent Say on Pay Vote.

10.	Equity Based Incentive Plans. The Committee shall serve as the administrative Committee for the equity-based incentive plan, which includes reviewing and approving after receiving recommendations from the CEO the grant and issuance of stock options, stock awards, and other equity awards. In performing the foregoing, the Committee shall consider the results of the most recent Say on Pay Vote.

11.	Employment agreements, severance agreements and change in control agreements. The Committee shall review and approve employment agreements, severance agreements, and change in control agreements. In performing the foregoing, the Committee shall consider the results of the most recent Say on Pay Vote.

12.	Stock ownership guidelines. The Committee shall establish and periodically review stock ownership guidelines for directors and SEO’s. Annually the committee shall review that all directors and SEO’s are in compliance with the guidelines.

13.	Ratification Required by the Board. The following shall be presented as a recommendation to the full Board and approved by the full Board: (i) any action, including, but not limited to, the adoption or amendment of any non-qualified equity compensation plan, that is required by law or regulation to be submitted to the stockholders of the Company for approval, and (ii) any approval, amendment or termination of change in control agreements/provisions related to the directors or officers of the Company. In the event the recommendation of the Committee is not approved by the Board, the recommended action must be returned to the Committee for further consideration. Any future Committee recommendation regarding such item must, again, be presented to the Board for its approval. For the purpose of the Charter, a “non-qualified equity compensation plan” shall mean any plan that does not meet the requirements of Section 401(a) or 423 of the Internal Revenue Code, as amended or the definition of an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Security Act.

14.	Say on Pay. The Committee shall review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes, taking into account the results of the most recent shareholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement.

15.	Participation in Committee Meetings and Executive Session. The Committee shall determine which officers of the Company or other visitors to invite to the Committee’s meetings. In the sole discretion of the Committee, the Committee may meet in executive session at any time. The Committee may invite such members of management to its meetings as it deems appropriate. However, in all cases the CEO and any other such officers shall not be present when their compensation or performance is discussed or determined.

16.	Report to the Board. Following each action by the Committee, the Committee shall make a report to the full Board at the next regularly scheduled meeting of the full Board.

17.	Charter Review. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

18.	Delegation/Written Consent. The Committee may form and delegate authority to subcommittees when it determines that such action is appropriate under the circumstances; and the Committee may take action in the absence of a meeting by unanimous written consent of all members. The Committee may not delegate its duties except to a subcommittee of its members. The Committee may delegate authority to the chairman/CEO or other appropriate officer the authority to administer, amend and interrupt employee incentive plans.

19.	Additional Activities. The Committee shall perform any other activities consistent with this Charter, the Company’s By-laws and applicable law, as the Committee deems appropriate to carry out its assigned duties or as requested by the Board.

20.	Board Compensation Position. The Committee shall review market data every two years to assess the Company’s competitive position for each component of Director’s compensation.

21.	Risk Management. The Committee shall annually review the compensation practices with the Chief Risk officer to ensure that they do not encourage excessive and unnecessary risk taking in accordance with SEC and Bank regulatory requirements. The Committee also shall review and discuss at least annually the relationship between risk management policies and practices and compensation (including all commission plans), and shall evaluate compensation policies and practices that could mitigate any such risk. Included in this review will be compensation of the top 25 paid employees.

April 25, 2013

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